Exhibit 99.1

Nasdaq Announces New Leadership and Structure for Financial Crime Management Technology

Appoints 13-year Nasdaq Verafin Veteran, Stephanie Champion, as New Head of Nasdaq Verafin

Nasdaq Chief Strategy Officer, Jeremy Skule, to Take on Expanded Role as Executive Chair of Nasdaq’s Financial Crime Management Technology Business

NEW YORK, U.S. AND ST. JOHN’S, NEWFOUNDLAND, CANADA, September 6, 2024 (GLOBE NEWSWIRE) – Nasdaq (Nasdaq: NDAQ), today announced a new leadership structure including leadership appointment for its Financial Crime Management Technology business, designed to support the business’ strong momentum and continuing its growth trajectory.

Effective today, Brendan Brothers, EVP, Head of Financial Crime Management Technology, and Verafin Co-Founder will step back from his current executive responsibilities and will transition into a senior strategic advisory role until at least December 31, 2024.

Coinciding with Brothers’ transition to an advisory role, Nasdaq will implement a new leadership structure for Financial Crime Management Technology with the establishment of an Executive Chair position.

Stephanie Champion, current SVP and Head of Sales, will succeed Brothers as EVP and Head of Nasdaq Verafin, responsible for overseeing the business. A 13-year Verafin veteran, Champion brings a breadth of expertise across the anti-financial crime industry, a deep and robust client network, and a track record of growth and performance. Throughout her tenure, Champion has held several key leadership roles at Nasdaq Verafin, including as the head of the mid-market and enterprise business units, where she led the product, client onboarding and success, and sales teams. Most recently, Champion was responsible for the strategy supporting Nasdaq Verafin’s growth in the upmarket client segment which has resulted in the signing of four Tier-1 and four Tier-2 bank clients in under 18 months. She has been instrumental in driving the business’ consistent, strong revenue growth over the past several years as the business continues to attract banks of all sizes to its unique, modern technology solutions to support their crime-fighting efforts.

Jeremy Skule, EVP and Nasdaq Chief Strategy Officer will take on an additional responsibility as Executive Chair of Financial Crime Management Technology. In this expanded role, Skule will support the development of Nasdaq Verafin’s strategic roadmap, including its global business expansion, as well as provide guidance to the Nasdaq Verafin leadership team and continue to advance its integration and cross-sell objectives.

“I want to express my sincere gratitude to Brendan for his numerous contributions to Verafin and his role as a driving force behind the company’s founding through to its position today as the leading anti-financial crime platform”, said Adena T. Friedman, Chair and Chief Executive Officer of Nasdaq. “I am very excited to appoint Stephanie and Jeremy in their new leadership roles. As the new Head of Nasdaq Verafin, Stephanie will be responsible for the business’ strategic and operational performance. She brings deep expertise and client relationships that she has developed over her 13 years in the business, as well as serving as a true culture carrier for the organization. Her leadership has been essential to the acceleration of our upmarket growth strategy. As Executive Chair, Jeremy will oversee the strategic direction of the business. He brings over a decade track record of strategic leadership and business expansion at Nasdaq, and I am confident their partnership best positions us to solve one of the financial system’s largest, most complex challenges.”

“I am thrilled to take on the leadership role at such a pivotal and exciting time in Nasdaq Verafin’s journey”, said Stephanie Champion, EVP and Head Nasdaq Verafin. “Being part of the wider Nasdaq platform has transformed our ability to drive sustained, scalable growth across the global market of financial institutions of all sizes. We continue to drive strong growth across the small- and medium-sized banking space while we make significant inroads into the Tier 1 and 2 segments. I look forward to the continued partnership with Jeremy and the wider Nasdaq Verafin leadership team as we capitalize on the opportunities ahead.”

“Financial crime is a $3 trillion drag on the financial system – a major, global challenge and a problem that Nasdaq Verafin is uniquely placed to address,” said Jeremy Skule, EVP, Chief Strategy Officer, and Executive Chair of Financial Crime Management Technology. “I am excited to take on this expanded role and look forward to continuing to work with the Nasdaq Verafin team to advance our leading solutions to help financial institutions eradicate financial crime from their networks.”

Nasdaq Verafin is the global leader in financial crime management technology, providing fraud prevention and anti-money laundering solutions to more than 2,500 banks representing more than $9 trillion in collective assets.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a leading global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

Cautionary Note Regarding Forward-Looking Statements:

The matters described herein contain forward-looking statements that are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the leadership changes for Nasdaq’s Financial Crime Management Technology business and other initiatives for such business. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to factors detailed in Nasdaq’s annual report on Form 10-K and its other periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.